AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III
           AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

THIS AMENDMENT to the custodian agreement between Advisors' Inner Circle Fund III (the "Trust"), acting on behalf of one or more of its series listed in
Schedule 1 attached thereto and Brown Brothers Harriman & Co. ("BBH&Co." or the "Custodian") dated November 25, 2014, as amended from time to time (the "Agreement") is made as of September 12, 2017 (the "Amendment").

                              W I T N E S S E T H:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to
Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

     1. Each of the funds listed below shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable:

          Investec Global Franchise Fund

     2. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

     3. Except as amended hereby, all other provisions in the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.                THE ADVISORS' INNER CIRCLE FUND III

By: /s/ Eruch A. Mody                        By: /s/ Dianne  M. Descoteaux
    -----------------                            -------------------------
Name: Eruch A. Mody                          Name: Dianne M.  Descoteaux
Title: Senior Vice President                 Title: VP & Secretary



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                                    SCHEDULE I
                                        TO
   THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III AND
                BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

                     LIST OF FUNDS AS OF SEPTEMBER 12, 2017

Knights of Columbus Core Bond Fund
Knights of Columbus International Equity Fund
Knights of Columbus Large Cap Growth Fund
Knights of Columbus Large Cap Value Fund
Knights of Columbus Small Cap Equity Fund
Knights of Columbus Limited Duration Bond Fund
Logan Circle Partners Multi-Sector Fund
Logan Circle Partners High Yield Fund
Logan Circle Partners Core Plus Fund
PineBridge Dynamic Asset Allocation Fund
Chiron Capital Allocation Fund
RWC Global Emerging Equity Fund
SGA International Small Cap Equity Fund
SGA International Equity Fund
SGA International Equity Plus Fund
SGA Global Equity Fund
Chilton Strategic European Equities Fund
GQG Partners Emerging Markets Equity Fund
BNP Paribas AM Absolute Return Fixed Income Fund
BNP Paribas AM Global Inflation-Linked Bond Fund
BNP Paribas AM Emerging Markets Debt Fund
BNP Paribas AM MBS Fund
BNP Paribas AM Emerging Markets Equity Fund
BNP Paribas AM U.S. Small Cap Equity Fund
MFG Low Carbon Global Fund
MFG Infrastructure Fund
BNP Paribas AM US Inflation-Linked Bond Fund
Investec Global Franchise Fund